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                                                                   EXHIBIT 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-80364, 333-01851, 33-84064, 333-42773,
333-42767, 333-65939) and in each of the Registration Statements on Form S-8 (Nos. 33-43788, 33-48610, 33-53802, 33-06191, 333-27907) of Plains Resources
Inc. of our report dated March 29, 2000, relating to the financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
March 29, 2000